EXHIBIT 10.2

  Schedule 1.1 Draft Certificate of Designation for CP Series B Preferred Stock

                   CERTIFICATE OF DESIGNATION ESTABLISHING THE
           SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                          OF COLLEGE PARTNERSHIP, INC.

     COLLEGE PARTNERSHIP, INC. (formerly College Bound Student Alliance, Inc.,), a corporation organized and existing under the Nevada Revised Statutes (the "corporation"),

     DOES HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Articles of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Chapter 78-315, 78-195, and 78-1955 of the Nevada Revised Statutes, the Board, by unanimous written consent on December 16, 2004, adopted the following resolution providing for the rights, designation, number, powers preferences, limitations, restrictions, relative rights, and other matters relating to a series of preferred stock of the Corporation (the "Preferred Stock"):

     "RESOLVED, that the Corporation amend Article II of its Articles of Incorporation to create and issue a new series of Preferred Stock to be designated the "Series B Cumulative Convertible Redeemable Preferred Stock" by adding the following subsections to Article II, and that the Board does hereby fix and determine the rights, designation, number, powers, preferences, limitations, restrictions, and relative rights and other matters relating to such shares of Series B Cumulative Convertible Redeemable Preferred Stock as follows:

     H. Designation and Number. A new series of the preferred stock, designated the "Series B Cumulative Convertible Redeemable Preferred Stock," $0.001 par value, (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be two million two hundred thousand (2,200,000), and the purchase price shall be the equivalent of one dollar ($1.00) per share (the "Purchase Price"). The rights, preferences, privileges, and restrictions granted to and imposed on the Series B Preferred are as hereinafter set forth in Sections I through N of this Article II.

     I. Relative Seniority. In respect to the right to receive dividends, the Series B Preferred shall rank senior to the common stock of the Corporation (the "Common Stock"), and equal to or pari passu with the rights of the Series A Cumulative Convertible Redeemable Preferred Stock. In respect to the right to participate in distributions or payment in the event of any liquidation, dissolution, or winding up of the Corporation, the Series B Preferred shall rank pari passu with the Common Stock and any other capital stock of the Corporation designated as ranking pari passu with the Common Stock.

     J. Dividend Provisions. The holders of shares of Series B Preferred shall be entitled to receive cumulative cash dividends, out of funds legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible

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into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock then outstanding, at the rate of 6% per share (as adjusted for stock dividends, combinations or splits with respect to such shares) compounded annually and payable monthly, if and when declared by the Board (such dates of payment being hereinafter called a Series B Dividend Payment Date" and each period beginning on the day succeeding a Series B Dividend Payment Date and ending on the following Series B Dividend Payment Date being hereinafter called a "Series B Dividend Period") to the holders of record of Series B Preferred at the close of business on such date as shall be fixed by the Board at the time of declaration of the dividend (the "Series B Dividend Record Date"). The amount of any dividend payable for the initial Series B Dividend Period and for any other Series B Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof (the "Issue Date"), whether or not (i) the Corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Series B Dividend Payment Date there shall be funds legally available for the payment of such dividends.

     K. Series B Preferred Automatic Conversion. If the last sales price of the Corporation's common stock is $5.00 (as adjusted for stock dividends, combinations or splits with respect to such shares) for a period of at least thirty (30) consecutive business days, the Series B Preferred Stock shall automatically convert into Common Shares in the manner prescribed in Paragraph L.

     L. Conversion. The following conversion rights and obligations shall apply to the Series B Preferred:

     (1) Right to Convert. Until the fifth (5th) anniversary of the Issue Date, each share of Series B Preferred shall be convertible, at the option of the holder thereof at any time and from time to time after the issue Date, including the period of time between the receipt of a Series B Redemption Notice and the Series B Redemption Date, at the office of the Corporation or any transfer agent for such stock, into one share of fully paid and nonassessable Common Stock (the "Conversion Right"). At any time at or after the fifth (5th) anniversary of the Issue Date, each share of Series B Preferred stock shall be convertible, at the option of the Corporation or holder (without the consent of the other party) at any time and from time to time, at the office of the Corporation or any transfer agent for such stock, into one share of fully paid and nonassessable Common Stock (the "Conversion Obligation").

     (2) Mechanics of Conversion. Upon exercise of the Conversion Right or Conversion Obligation, the holder of each share of Series B Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation's transfer agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series B Preferred into Common Stock. Unless the certificate or certificates for shares of Common Stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series B Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

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          (a) Holders of Series B Preferred at the close of business on the
Series B Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Series B Dividend Payment Date notwithstanding the conversion of the Series B Preferred following such Series B Dividend Record Date and prior to such Series B Dividend Payment Date. However, shares of Series B Preferred surrendered for conversion during the period beginning with the close of business on any Series B Dividend Record Date and ending with the opening of business on the corresponding Series B Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series B Dividend Payment Date. The Corporation shall make further payment or allowance for, and a converting holder shall be entitled to, accrued but unpaid dividends in arrears (excluding the then current month) on converted shares and for dividends on the Common Stock, if any, issued upon such conversion. A holder of shares of Series B Preferred on a Series B Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into Common Stock after the opening of business on the corresponding Series B Dividend Payment Date will receive the dividend payable by the Corporation on such Series B Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender.

          (b) As promptly as practicable after the surrender of certificates for Series B Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Series B Preferred in accordance with the provisions of this
Article II(L)(2)(b), and any fractional interest in respect of Common Stock arising upon such conversion shall be settled as provided in Article II(L)(2)(c). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open.

          (c) No fractional shares or scrip representing fractions of Common Stock shall be issued upon conversion of the Series B Preferred. In lieu of issuing a fractional interest in Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred, the Corporation shall pay to the holder of such share an amount in cash equal to such fraction multiplied by the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series B Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred so surrendered. For purposes of this Article II(L)(2)(c) "Current Market Price" of the Common Stock shall mean the last reported sale price on such date or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on

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the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such date in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NASD member firm regularly making a market in such security and selected for such purpose by the Board. For purposes of this Article II(L)(2)(c), "Trading Day" shall mean any day on which the Common Stock is traded on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National market, in the applicable securities market in which the security is traded.

          (d) If after the Issue Date the Corporation shall change the Series B Preferred or the Common Stock into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise, then and in each event each holder of the Series B Preferred shall have the right to convert such shares of Series B Preferred into such kind and amount of shares of capital stock as such holder would have received if the holder had converted the Series B Preferred into Common Stock immediately prior to such reorganization, reclassification or other change.

          (e) If after the Issue Date the Corporation shall make or issue, or fix a record date for the holders of Common Stock entitled to receive, a dividend or other distribution payable in securities issued by the Corporation, then and in each event, provision shall be made so that each holder of Series B Preferred shall be entitled to receive, upon conversion of the Series B Preferred, in addition to shares of Common Stock receivable thereupon, such number of such securities as such holder would have received if the holder had converted the Series B Preferred immediately prior to the date of such event and had continued to hold such securities until the conversion date.

          (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series B Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred not theretofore converted. For purposes of this
Article II(L)(2)(f), the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     M. Voting Rights. The holders of the Series B Preferred shall have the voting rights as described in this subsection or as required by law. For so long as any shares of the Series B Preferred remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to one vote per share of Series B Preferred.

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     N. Status of Converted Stock. In the event any shares of Series B Preferred shall be converted pursuant to Section L hereof, the shares so converted shall be cancelled and returned to the pool of authorized preferred stock available for designation and issuance by the Board.

     O. Protection Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the Nevada Revised Statutes) of the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock:

     a) alter or change the rights, preferences or privileges of the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock;
     b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;
     c) issue any shares of Series B Preferred Stock other than pursuant to the Securities Purchase Agreement or as a Dividend;
     d) for any period in which dividend is declared, owed and unpaid, the Corporation may not redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities. Notwithstanding the foregoing, the Corporation shall, without the prior approval of the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock, be entitled to repurchase Junior Securities from employees of the Corporation in connection with employee compensation plans approved by the Corporation's Board of Directors;
     e) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions;
     f) cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions; or
     g) exercise any conversion rights under paragraphs K or L above unless and until all dividends then accrued on any of the Series B Preferred Stock have been paid by the Corporation.

Notwithstanding the foregoing, no change pursuant to this Article shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series B Preferred Stock then outstanding.


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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this 16th day of December, 2004.


                                        COLLEGE PARTNERSHIP, INC.



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